Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Jennifer Fall Jung, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of The Duckhorn Portfolio, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 19, 2023	By:	/s/ Jennifer Fall Jung
Jennifer Fall Jung
Executive Vice President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)